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	Exhibit 10.84   Balloon Promissory Note dated as of October 11, 1995, by
Angelo S. Morini in favor of Galaxy Foods Company
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                            					BALLOON
                         				PROMISSORY NOTE


								Effective October 11, 1995
$11,572,200.00                                       Los Angeles, California


	FOR VALUE RECEIVED, Angelo S. Morini ("Maker"), whose address is 2441 Viscount Row, Orlando, Florida 32809, promises to pay to GALAXY FOODS COMPANY, a Delaware corporation ("Lender"), whose address is 2441 Viscount Row, Orlando, Florida 32809, the principal sum of Eleven Million Five Hundred Seventy-two Thousand Two Hundred and 00/100 Dollars ($11,572,200.00) in lawful money of the United States, together with interest thereon at the rate of seven percent (7%) per annum as follows:

	On the fifth anniversary of the date of this Note or such earlier date as Lender may declare upon default and acceleration as herein contemplated (the "Maturity
Date"), the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon, shall be due and payable in full.

	The principal and any interest shall be payable at such place outside the state of Florida as Lender, from time to time, may designate in writing.

	Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty, provided that any partial prepayment shall be applied first to accrued but unpaid interest and then to principal.

	It is further understood that should Maker fail to make any payment due hereunder within fifteen (15) days after the date on which it shall fall due, or if there should be a default under the Pledge Agreement (as defined hereinbelow) which secures this Note, which default is not cured within any applicable cure period, this Note shall be in default and Lender may at its option declare immediately due and payable the entire unpaid balance of principal and interest hereunder, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note or by law. In such case, Lender may also recover all costs of suit and other expenses in connection therewith, together with a reasonable attorneys' fee for collection, together with interest on any judgment obtained by Lender at the lower of (i) eighteen percent (18%) per annum, or
(ii) the maximum legal rate (as defined below) by applicable law, including interest at that rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Lender of the full amount due Lender.

	If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effect the provisions of this Note. In no event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) (hereinafter the "Maximum Legal Rate") and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by Lender. Any such crediting or refund shall not cure or waive any default by Maker hereunder. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than as interest.

	This instrument shall be governed by and construed according to the laws of the State of Florida. Maker and Lender consent to the exclusive jurisdiction of the courts of the State of Florida and the federal courts located in Florida in any and all actions
and proceedings, whether arising hereunder.     Maker and Lender
agree that venue for any action brought by Lender under this Note shall be in Orange County, Florida.

	Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Lender" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Lender and Maker.

	This Note is secured by a Stock Pledge and Security Agreement by and between Lender and Maker of even date herewith (the "Pledge Agreement"), which governs the rights of the parties in connection with collateral pledged to secure obligations hereunder (the "Collateral"), and which allows Lender further rights, including acceleration of the Maturity Date, upon the occurrence of a default thereunder.

	This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by Maker and Lender.

	Maker, intending to be legally bound hereby, has caused this Note to be executed as of the day and year first above written.

							"MAKER"



							s\Angelo S. Morini
							Angelo S. Morini

							Executed on October 11, 1995